AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

    THIS AMENDMENT dated as of the ______ day of ________ 2022, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Osterweis Funds, and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add funds and amend the fees of the Osterweis Funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

1.Effective June 1 2022, Amended Exhibit K to the Agreement is hereby superseded and replaced with Exhibit K attached hereto.

2.The fees listed within Exhibit K will become effective for the Osterweis Short Duration Credit Fund and Osterweis Sustainable Credit Fund (“Added Funds”) when the Added Funds launch at which time the Added Funds will become a part of Exhibit K.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

Osterweis

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS

By: ______________________________

Name: ___________________________

Title: ____________________________

U.S. BANCORP FUND SERVICES, LLC

By:___________________________

Name: ________________________

Title: Senior Vice President

Osterweis

Exhibit K to the PMP Transfer Agent Servicing Agreement – Osterweis

Name of Series
Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Growth & Income Fund
Osterweis Emerging Opportunity Fund
Osterweis Total Return Fund
Osterweis Short Duration Credit Fund
Osterweis Sustainable Credit Fund
First American Government Obligations Fund Class A (Osterweis Service Org)

Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
$ ___ Base Fee per CUSIP in Fund Complex
$ ___ per open account
$ ___ per closed account - Closed (zero balance) Accounts
$ ___ per open account - Daily Accrual Fund Accounts
Annual Basis Point Fee per Fund Complex
Basis Points
___ on the first $___ billion
___ on the balance
Services Included in Annual Basis Point Fee
■Telephone Calls and 800 service
■Voice Response Calls and VRU Maintenance
■Manual Shareholder Transaction & Correspondence
■Omnibus Account Transaction
■Daily Valuation/Manual 401k Trade
■Pivot - Client on-line access to fund and investor data.
■NSCC System Interface
■Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
■Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
■12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
■Disaster Recovery Fees
■ACH cycles, purchases, liquidations, returns and EFTs
■AIP set ups
■Domestic AML
■eConnect
■Cost Basis reporting
■Outstanding shareholder letters and associated business reply envelopes
■Checks mailed (postage) and Checks printed
■Remote data capture
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Mailing, sorting and postage, stationery, envelopes, service/data conversion, special reports, record retention, lost shareholder search, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim
Osterweis

services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
FIRST AMERICAN SERVICE ORG -- for assets and shareholder activity in the First American Service Org, the following charges are waived: CUSIP Set-Up Fee, CUSIP Monthly Fee, Open Account Fee, Closed Account Fee, Basis Points on assets, and Select Reports Associated with First American address files for annual required mailings

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). CPI IS WAIVED
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Transfer Agent & Shareholder Services (Additional Services Fee Schedule)
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
■$ ___ per qualified plan account or Coverdell ESA account (Cap at $___ per SSN)
■$ ___ per transfer to successor trustee
■$ ___ per participant distribution (Excluding SWPs)
■$ ___ per refund of excess contribution
■$ ___ per reconversion/recharacterization
Additional Shareholder Paid Fees
■$ ___ per outgoing wire transfer or overnight delivery
■$ ___ per telephone exchange
■$ ___ per return check or ACH or stop payment
■$ ___ per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

■Digital Investor
•$ ___ Set up Fee
•Set up Fees for New Account Set Up & Bank Verify, Systematic Purchase (add/change/delete), and Systematic Redeem (add/change/delete) are waived.

•$___ Annual Base Fee
•Annual Base Fee includes New Account Set Up & Bank Verify, Systematic Purchase (add/change/delete), and Systematic Redeem (add/change/delete). Annual Base Fees for these three services are waived.

■Digital Investor Activity Fees:
•$ ___ per event, Login Challenge
Osterweis

•$ ___ per event, Inquiry
•$ ___ per event, Security Validation
•$ ___ per event, Account Maintenance
•$ ___ per event, Transaction - financial transactions, duplicate statements requests, etc.
•$ ___ per event, New Account Set-up
•$ ___ per event, Bank Verification Attempt

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
■$ ___ per year, Base Fee Per Management Company - file generation and delivery

■Per Record Charge
•$ ___ Rep/Branch/ID
•$ ___ Dealer

■$ ___ per record Price Files or $___ per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

■Account inquiry
•$ ___ per event Inquiry
•$ ___ per month per ID Vision ID

•Transaction Processing*
•$ ___ per Management Company Implementation Fee
•$ ___ per event Transaction - purchase, redeem, and exchange
•$ ___ per month Monthly Minimum Charge

■Electronic Statements*
•$ ___ per fund group Implementation
•$ ___ per image Load charges
•$ ___ per document Archive charge

•Archive charge is for any image stored beyond 2 years
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
■$ ___ per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
■STAT - Statement and Tax Form Storage & Retrieval
•$ ___ per user Setup
•$ ___ per user per month Support

Setup: Included in initial fund Setup on Transfer Agent system
Additional Data Delivery Services
■Ad Hoc/Power Select File Development
•$ ___ per file Standard ad-hoc select
•$ ___ per hour consultation and programming development for Custom coded data for recurring, scheduled delivery
•$ ___ per file per month for recurring files/reports scheduled for delivery via Report Source - Support Charges
•Recurring files scheduled for delivery via Report Source.

Osterweis

■Custom Electronic File Exchange (MFS delivery of standard TIP files)
•$ ___ one-time fee to Setup
•$ ___ per file per month, Support

■File Delivery to Alternate Sales Reporting Provider
•$ ___ one-time fee to Setup
•$ ___ per file per month Maintenance Fee
Chat Services
■$ ___ Implementation Fee
■$ ___ per month Monthly Fee
■$ ___ per Chat Fee or $___ per minute of chat
Electronic Form Delivery and Signature Capture
■$ ___ Implementation fee (includes 15 forms)
■$ ___ for each additional form and email template - Additional setup fee
■$ ___ per form, Form and fund logo modifications
■$ ___ per updated Fund Logo
■$ ___ per month, Monthly minimum fee
■$ ___ Per electronic envelope Fee
Recordkeeping Application Access

■Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
•$ ___ implementation
•$ ___ per month

■Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth

■TA2000 3270 Emulation (Mainframe Green Screen) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$ ___ implementation
•$ ___ per ID per month

■TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$ ___ implementation
•$ ___ per ID per month

■TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account inquiry only.
•$ ___ implementation
•$ ___ per ID per month

■Automated Work Distributor (AWD) - Image and workflow application.
•$ ___ implementation
•$ ___ per ID per month

■Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
•$ ___ implementation
•$ ___ per ID per month

■PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•$ ___ per month
Programming Services

■$ ___ per hour (subject to change)

Osterweis

■Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund Setup programming (transfer Agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
■$ ___ per direct open account per year - WAIVED
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
■$ ___ setup per fund group
■$ ___ per month administration
■$ ___ per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
■$ ___ per fund group per month
CTI Reporting
Integrated custom detailed call reporting - $ ___ per monthly report
Literature Fulfillment Services

■Account Management/Database Administration
•$ ___ per month
•$ ___ per SKU - Receiving
•$ ___ per order - Order Processing
•$ ___ per month per location - Skid Storage
•$ ___ per SKU - Disposal
■Inbound Tele servicing Only
•$ ___ per month Account Management (OR)
•$ ___ per call, Call Servicing

■Lead Source Reporting
•$ ___ per month

■Closed Loop Reporting
•$ ___ per month, Account Management
•$ ___ per fund group, Database Installation, Setup

■Miscellaneous Expenses
•Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
■$ ___ per Month
Dealer Survey Completion
Dealer fund survey requests - $___ per hour for completion and quality validation
Fund Event* Services
■$ ___/hour, Programming & File Delivery
■$ ___/hour, Project Management/Analysis
■$ ___/account/month, Account Data Retention - until purged*
■$ ___/CUSIP/month, CUSIP Data Retention - until purged*

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to
Osterweis

another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.
CUSIP Setup
■$ ___ per CUSIP - CUSIP Setup beyond the initial CUSIP
■$ ___ per CUSIP (Less than 35 days) - Expedited CUSIP Setup
Fund Characteristic Change
■$ ___ per fund/ per change - Fund Name Change
■$ ___ per fund/ per change - Fund CUSIP Change
Informa Shareholder Electronic Statement Services
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
■$ ___ per statement, Document Loading, Storage, and Access
■$ ___ per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ ___ initial setup fee, Development & Implementation of Electronic Confirm Statements
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
■$ ___ per statement, Document Loading, Storage, and Access
■$ ___ per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ ___ initial setup fee, Development & Implementation of Electronic Investor Statements
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
■$ ___ per statement, Document Loading, Storage, and Access
■$ ___ per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ ___ initial setup fee, Development & Implementation of Electronic Tax Statements
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
■$ ___ per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ ___ initial setup fee, Development & Implementation of Electronic Compliance Documents -
Related Digital Investor Fees
■$ ___ per transaction, View Consent Enrollment
■$ ___ per transaction, Consent Enrollment
■$ ___ per view, View Statements
Notes:
■Statements presented as PDF documents
■Statements will be loaded for all accounts, regardless of consent
■Three-year minimum term
■Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $___ per document per year for three years and greater, if desired
Digital Investor customization charges apply

Osterweis

Advisor’s signature below acknowledges approval of fee schedule on this Exhibit K

Osterweis Capital Management, Inc.

By: _______________________________

Name: ____________________________

Title:_____________________________ Date:__________________________

Osterweis Capital Management, LLC

By: _______________________________

Name: ____________________________

Title:_____________________________ Date:__________________________

Osterweis